EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John Hislop, President, Chief Executive Officer, Chairman of the Board and Chief Financial Officer of Nation Energy Inc.(“the Company”) hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a)

the quarterly report on Form 10-Q of the Company for the quarterly period ended September 30, 2007 (“the Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 18, 2010

“John Hislop”
John Hislop
President, Chief Executive Officer, Chairman of the Board and Chief Financial Officer
Nation Energy Inc.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 960, has been provided to the Company and will  be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.